UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2018

PROPANC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54878	33-0662986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

302, 6 Butler Street

Camberwell, VIC, 3124 Australia

(Address of principal executive offices) (Zip Code)

61 03 9882 6723

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement

Effective November 30, 2018, Propanc Biopharma, Inc. (the “Company”) entered into a securities purchase agreement (the “Eagle Purchase Agreement”) with Eagle Equities, LLC (“Eagle Equities”), pursuant to which Eagle Equities purchased a convertible promissory note (the “November 2018 Eagle Note”) from the Company in the aggregate principal amount of $105,000, such principal and the interest thereon convertible into shares of the Company’s common stock at the option of Eagle Equities any time after the six month anniversary of the November 2018 Eagle Note. The transactions contemplated by the Eagle Purchase Agreement closed on December 3, 2018. Pursuant to the terms of the Eagle Purchase Agreement, Eagle Equities deducted $5,000 from the principal payment due under the November 2018 Eagle Note, at the time of closing, to be applied to its legal expenses. The Company intends to use the net proceeds from the November 2018 Eagle Note for general working capital purposes.

The maturity date of the November 2018 Eagle Note is November 30, 2019. The November 2018 Eagle Note shall bear interest at a rate of 8% per annum, which interest shall be paid by the Company to Eagle Equities in shares of common stock upon receipt of a notice of conversion by the Company from Eagle Equities at any time after the six month anniversary of the November 2018 Eagle Note.

Additionally, Eagle Equities has the option to convert all or any amount of the principal amount of the November 2018 Eagle Note, at any time, for shares of the Company’s common stock at a price equal to 61% of the lowest closing bid price (the “Closing Bid Price”) of the Company’s common stock as reported on the OTC Markets Group, Inc. quotation system for the ten prior trading days, including the day upon which the Company receives a notice of conversion from Eagle Equities (the “Conversion Price”). However, in the event that the Company’s common stock is restricted by the Depository Trust Company for any reason, the Conversion Price shall be lowered to 51% of the lowest Closing Bid Price for the duration of such restriction. If the Company fails to maintain a reserve of shares of its common stock at least two and a half times the number of shares issuable upon conversion of the November 2018 Eagle Note for at least 60 days after the issuance of the November 2018 Eagle Note, the conversion discount shall be increased by 10%. Notwithstanding the foregoing, Eagle Equities shall be restricted from effecting a conversion if such conversion, along with other shares of the Company’s common stock beneficially owned by Eagle Equities and its affiliates, exceeds 4.99% of the outstanding shares of the Company’s common stock (which may be increased up to 9.9% upon 60 days’ prior written notice by Eagle Equities to the Company).

The November 2018 Eagle Note may be prepaid until May 29, 2019. If the November 2018 Eagle Note is prepaid within 90 days of the issuance date, then the prepayment premium shall be 115% of the principal amount plus any accrued interest; and if the November 2018 Eagle Note is prepaid after 90 days from the issuance date, but less than 181 days from the issuance date, then the prepayment premium shall be 125% of the principal amount plus any accrued interest.

Upon a transfer of all or substantially all of the assets of the Company, or certain reorganization, merger or consolidation events, Eagle Equities may either request that the Company redeem the November 2018 Eagle Note in cash for 150% of the principal amount, plus any accrued but unpaid interest through the date of redemption, or convert the unpaid principal amount plus any accrued but unpaid interest into shares of the Company’s common stock at the Conversion Price.

The November 2018 Eagle Note contains certain events of default, including failure to timely issue shares upon receipt of a notice of conversion, as well as certain customary events of default, including, among others, a breach of the covenants, insolvency, bankruptcy and failure by the Company to pay the principal and interest due under the November 2018 Eagle Note.

Upon an event of default, interest on the outstanding principal shall accrue at a default interest rate of 24% per annum or at the highest rate permitted by law. In the event that the Company fails to deliver to Eagle Equities shares of common stock issuable upon conversion of principal or interest under the November 2018 Eagle Note within three business days of a notice of conversion by Eagle Equities (which includes an opinion of counsel), the Company shall incur liquidated damages of $250 per day the shares are not issued from the fourth to ninth business day after the notice is delivered to the Company and on the tenth day and thereafter, the liquidated damages shall increase to $500 per day.

Additional default penalties include: (i) in the event that the Company loses a bid price for its stock on its marketplace, the outstanding principal under the November 2018 Eagle Note shall increase by 20%; (ii) in the event that the Company’s common stock is delisted from any exchange or quotation system, or if its trading is suspending for more than ten consecutive days, or if the Company fails to meet its required reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the outstanding principal under the November 2018 Eagle Note shall increase by 50%; and (iii) in the event that the Company is delinquent in filing its periodic reports under the Exchange Act and such delinquency continues after the six month anniversary of the issuance date of the November 2018 Eagle Note, then Eagle Equities shall be entitled to use the lowest close bid price during the delinquency period as a base price for the conversion.

The foregoing description of the Eagle Purchase Agreement and the November 2018 Eagle Note does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement and instrument, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The November 2018 Eagle Note was issued, and any shares to be issued pursuant to any conversion of the November 2018 Eagle Note shall be issued, in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement by a Registrant

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01	Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1*	8% Convertible Redeemable Note, dated November 30, 2018, issued by the Company to Eagle Equities, LLC.
10.1*	Securities Purchase Agreement, dated November 30, 2018, by and between the Company and Eagle Equities, LLC.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPANC BIOPHARMA, INC.

	By:	/s/ James Nathanielsz
	Name:	James Nathanielsz
Dated: December 6, 2018	Title:	Chief Executive Officer and Chief Financial Officer